FILED PURSUANT TO RULE NO. 424(b)(3)
PROSPECTUS SUPPLEMENT                                REGISTRATION NO. 333-52022
(To Prospectus dated March 12, 2002)



                                 [LOGO OMITTED]




                        1,000,000,000 Depositary Receipts
                          Oil Service HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated March 12, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Oil Service HOLDRS (SM) Trust.

     The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                                     Primary
                                                                        Share        Trading
                 Name of Company(1)(2)                   Ticker        Amounts       Market
     -----------------------------------------------    --------      ---------   ------------
     Baker Hughes Incorporated                            BHI            21            NYSE
     BJ Services Company                                  BJS            14            NYSE
     Cooper Cameron Corporation                           CAM             4            NYSE
     Diamond Offshore Drilling, Inc.                       DO            11            NYSE
     ENSCO International Incorporated                     ESV            11            NYSE
     GlobalSanteFe Corporation                            GSF          19.975          NYSE
     Grant Prideco, Inc.                                  GRP             9            NYSE
     Halliburton Company                                  HAL            22            NYSE
     Hanover Compressor Company                            HC             5            NYSE
     Nabors Industries Ltd.                               NBR            12            AMEX
     National-Oilwell, Inc.                               NOI             7            NYSE
     Noble Drilling Corporation                            NE            11            NYSE
     Rowan Companies, Inc.                                RDC             8            NYSE
     Schlumberger N.V.                                    SLB            11            NYSE
     Smith International, Inc.                            SII             8            NYSE
     Tidewater Inc.                                       TDW             5            NYSE
     Transocean Sedco Forex Inc.                          RIG            18            NYSE
     Weatherford International Ltd.                       WFT             9            NYSE


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2003.